Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

Branch Banking and Trust Company

(Exact name of trustee as specified in its charter)

223 West Nash Street
Wilson, NC 27893	27893	56-0149200
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification no.)

Gregory Yanok

Vice President

223 West Nash Street

Wilson, NC 27893

(252) 246-4679

(Name, address and telephone number of agent for service)

Maryland	Hanesbrands Inc.	20-3552316
(State or other jurisdiction of incorporation or organization)	(exact name of obligor as specified in its charter)	(IRS employer identification no.)

1000 East Hanes Mill Road Winston-Salem, NC (Address of principal executive offices)	27105 (Zip Code)

BA International, L.L.C.	Delaware	20-3151349
Caribesock, Inc.	Delaware	36-4311677
Caribetex, Inc.	Delaware	36-4147282
CASA International, LLC	Delaware	01-0863412
CC Products, Inc.	Delaware	48-1244929
Ceibena Del, Inc.	Delaware	36-4165547
Crescent Industries LLC	Delaware	66-0484099
Elizabeth Needlecraft LLC	Delaware	13-2760018
Event 1, Inc.	Kansas	48-1197012
GearCo, Inc.	Delaware	20-5919553
GFSI Holdings, Inc.	Delaware	74-2810744
GFSI, Inc.	Delaware	74-2810748

Hanes Menswear, LLC	Delaware	66-0320041
Hanes Puerto Rico, Inc.	Delaware	36-3726350
Hanesbrands Direct, LLC	Colorado	20-5720114
Hanesbrands Distribution, Inc.	Delaware	36-4500174
Hanesbrands Export Canada LLC	Delaware	38-3907123
HBI Branded Apparel Enterprises, LLC	Delaware	20-5720055
HBI Branded Apparel Limited, Inc.	Delaware	35-2274670
HbI International, LLC	Delaware	01-0863413
HBI Sourcing, LLC	Delaware	20-3552316
Inner Self LLC	Delaware	36-4413117
Jasper-Costa Rica, L.L.C.	Delaware	51-0374405
Maidenform (Bangladesh) LLC	Delaware	27-0973548
Maidenform Brands LLC	Delaware	06-1724014
Maidenform LLC	Delaware	66-0201882
Maidenform (Indonesia) LLC	Delaware	02-0742455
Maidenform International LLC	Delaware	13-3327139
MF Retail LLC	Delaware	52-2219049
Nicholas Needlecraft LLC	Delaware	13-2586681
Playtex Dorado, LLC	Delaware	13-2828179
Playtex Industries, Inc.	Delaware	51-0313092
Seamless Textiles, LLC	Delaware	36-4311900
UPCR, Inc.	Delaware	36-4165638
UPEL, Inc.	Delaware	36-4165642
(Exact name of co-obligor as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

c/o Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, North Carolina 27105

(Address of principal executive offices) (Zip Code)

Debt Securities

Guarantees of Debt Securities

(Title of the indenture securities)

Item 1. General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

State of North Carolina – Commissioner of Banks

State of North Carolina

Raleigh, North Carolina

Federal Reserve Bank of Richmond

Post Office Box 27622

Richmond, VA 23261

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Items	3-15. No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B the obligor is not in default on any securities issued under indentures under which Branch Banking and Trust Company is a trustee.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

1.	A copy of the Articles of Incorporation for Branch Banking and Trust Company, incorporated herein by reference to Exhibit 1 of Form T-1.

2.	The authority of Branch Banking and Trust Company to commence business was granted under the Articles of Incorporation for Branch Banking and Trust Company, incorporated herein by reference to Exhibit 1 of Form T-1.

3.	The authorization to exercise corporate trust powers was granted under the Articles of Incorporation for Branch Banking and Trust Company, incorporated herein by reference to Exhibit 1 of Form T-1.

4.	A copy of the existing By-Laws of Branch Banking and Trust Company, as now in effect, incorporated herein by reference to Exhibit 4 of form T-1.

5.	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1.

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Branch Banking and Trust Company, a banking corporation organized and existing under the laws of the State of North Carolina, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilson and the State of North Carolina, on the 18th day of December, 2013.

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Gregory Yanok
Name:	Gregory Yanok
Title:	Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF INCORPORATION

OF

WILSON COUNTY BANK AND TRUST COMPANY

We, the undersigned natural persons of the age of twenty-one years or more, do hereby associate ourselves into a corporation under and by virtue of the laws of the State of North Carolina as contained in Chapters 53 and 55 of the General Statutes of North Carolina and the several amendments thereto, and to that end, do set forth:

ARTICLE I

Name

The name of the corporation is Wilson County Bank and Trust Company.

ARTICLE II

Duration

The period of duration of the corporation shall be perpetual.

ARTICLE III

Purposes

The purposes for which this corporation is formed are to act as agent to the extent permitted by the laws of the State of North Carolina; to conduct a commercial banking business, a savings banking business and a trust and fiduciary business and to exercise all such powers as are required to carry on and conduct a general banking and trust business and such other related enterprises as may be incident to or connected therewith and, specifically, to exercise all of the powers conferred upon banking and private corporations by the laws of the State of North Carolina.

ARTICLE IV

Capital Stock

A. The total authorized Capital Stock of the corporation is $10,000,000.00 divided into 2,000,000 shares of voting Common Stock of a par value of $5.00 each.

B. The corporation may organize and begin business when 50,000 shares of Common Stock of $5.00 par have been subscribed for and paid for at $7.50 per share resulting in a paid in capital of $250,000.00 and a surplus of $125,000.00.

ARTICLE V

Registered Office

The address of the initial office of the corporation is 223 West Nash Street, Wilson, Wilson County, North Carolina 27893 and the name of its registered agent at such address is Thorne Gregory.

ARTICLE VI

Incorporators and Initial

Subscriber for Stock

A. The names and post office addresses of the incorporators are as follows:

Name	Address
F. L. Carr	402 South Kincaid Avenue Wilson, N.C. 27893
John Graves	209 Wilshire Boulevard Wilson, N.C. 27893
Thorne Gregory	1200 Brookside Drive Wilson, N.C. 27893
G. S. Tucker, Jr.	1415 West Nash Street Wilson, N.C. 27893
R. P. Watson	1301 Watson Drive Wilson, N.C. 27893

B. The name and post office address of the initial Subscriber for stock and the shares subscribed for which will be the amount of Capital Stock with which the corporation will commence business is as follows:

Name	Address	No. of Shares

Branch Corporation	223 West Nash Street Wilson, N.C. 27893	50,000

ARTICLE VII

Initial Board of Directors

The initial Board of Directors shall be composed of five persons who are to purchase their qualifying shares from the initial Subscriber. The names and addresses of the persons who are to serve as initial Directors until the first meeting of shareholders or until their successors are elected and qualified are:

Name	Address
L. Carr	402 South Kincaid Avenue Wilson, N.C. 27893
John Graves	209 Wilshire Boulevard Wilson, N.C. 27893
Thorne Gregory	1200 Brookside Drive Wilson, N.C. 27893
S. Tucker, Jr.	1415 West Nash Street Wilson, N.C. 27893
R. P. Watson	1301 Watson Drive Wilson,N. C. 27893

ARTICLE VIII

By-Laws

The Board of Directors of the corporation shall have the right and authority to make and adopt such by-laws for the management of the corporation as they shall deem necessary and proper and shall have the further right and authority to amend, alter and rescind said by-laws, from time to time, as they deem to the best interests of the corporation.

ARTICLE IX

Pre-emptive Rights

No holder of stock of the corporation shall be entitled as of right or have any pre-emptive right to subscribe for or purchase any additional or increased stock of the corporation of any class, whether now or hereafter authorized, or obligations convertible into any class of stock, or stock of any class convertible into stock of any other class, or obligations, stock or other securities carrying warrants or rights to subscribe to stock of the corporation of any class, whether now or hereafter authorized, but any and all shares of stock, bonds, debentures or other securities or obligations, whether or not convertible into stock or carrying warrants entitling the holders thereof to subscribe to stock, may be issued, sold or disposed of from time to time by authority of the Board of Directors of the corporation to such persons, firms or corporations and for such consideration, insofar as permitted by law, as the Board of Directors shall, from time to time determine.

IN TESTIMONY WHEREOF, we have hereunto set our hands and seals, this 4th day of December, 1973.

/s/ F. L. Carr	(SEAL)
F. L. Carr

/s/ John Graves	(SEAL)
John Graves

/s/ Thorne Gregory	(SEAL)
Thorne Gregory

/s/ G. S. Tucker, Jr.	(SEAL)
G. S. Tucker, Jr.

/s/ R. P. Watson	(SEAL)
R. P. Watson

CERTIFICATE’ OF APPROVAL OF THE ARTICLES OF INCORPORATION OF WILSON

COUNTY BANK AND TRUST COMPANY

The Wilson County Bank and Trust Company of Wilson, North Carolina, has submitted to me, as Commissioner of Banks of the State of North Carolina, proposed Articles of Incorporation which were duly executed by the incorporators and submitted to me for approval.

I have carefully investigated the proposed Articles of Incorporation, and I hereby certify under my hand and seal that I, as Commissioner of Banks of the State of North Carolina, approve the proposed Articles of Incorporation and each and every part thereof.

This 1st day of March, 1971.

/s/
Commissioner of Banks

NORTH CAROLINA ::

                                       ::

WILSON COUNTY    ::

I Marlene E. Dunn                     , a Notary Public of Wilson County, do hereby certify that F. L. Carr, John Graves, Thorne Gregory, G. S. Tucker, Jr. and R. P. Watson personally appeared before me this day and, first being duly sworn, does, each for himself, declare and say that he signed the foregoing Articles of Incorporation of Wilson County Bank and Trust Company as an Incorporator and that the statements therein are true and correct.

Witness my hand and seal, this 5th day of December, 1973

/s/ Marlene E. Dunn
Notary Public

My Commission Expires:

October 9, 1974

EXHIBIT 4 TO FORM T-1

BYLAWS OF BRANCH BANKING AND TRUST COMPANY

As Amended and Restated, Effective August 27, 2013

ARTICLE I

Offices

1. Principal Office: The principal office of Branch Banking and Trust Company (the “bank”) shall be located at 200 West Second Street, Winston-Salem, North Carolina, or at such other place as the Board of Directors may fix from time to time.

2. Registered Office: The bank shall maintain a registered office or registered offices at such place or places as may be required by applicable law.

3. Other Offices: The bank may have offices at such other places as the Board of Directors may from time to time determine, or as the business affairs and general operations of the bank may require.

ARTICLE II

Meetings of Sole Shareholder

1. Place of Meetings: All meetings of the bank’s sole shareholder, BB&T Corporation, shall be held at the principal office of the bank, or at such other place, either within or without the State of North Carolina, as shall be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors and designated in the notice of the meeting.

2. Annual Meetings: The annual meeting of the bank’s sole shareholder shall be held on such date and at such time as may be designated by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting.

3. Substitute Annual Meetings: If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called in accordance with the provisions of this Article relating to special meetings. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4. Special Meetings: Except as otherwise provided by any applicable law, special meetings may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors of the bank.

5. Notice of Meetings; Waiver:

(a) Written, printed or electronically transmitted notice of a meeting stating the date,

time and place of the meeting shall be delivered to the bank’s sole shareholder not less than 10 nor more than 60 days before the date thereof, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Secretary or the Board of Directors.

(b) In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

(c) The bank’s sole shareholder may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the shareholder and delivered to the bank for inclusion in the minutes or filing with the corporate records. Attendance at a meeting by the sole shareholder waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

6. Proxies: Shares may be voted either in person or by one or more proxies authorized by a written appointment of proxy signed by the bank’s sole shareholder.

7. Action without Meeting: Any action that is required or permitted to be taken at a meeting of the sole shareholder may be taken without a meeting if a written consent, setting forth the action so taken, shall be signed by the sole shareholder, and delivered to the bank for inclusion in the minutes or filing with the corporate records.

8. Conduct of Meetings:

(a) Unless determined otherwise by the Board of Directors, the Chief Executive Officer of the bank shall act as chairman at all meetings of the sole shareholder and the Secretary or an Assistant Secretary of the bank shall act as secretary at all meetings of sole shareholder.

(b) The Board of Directors or, in its absence, the chairman of the meeting may, to the extent not prohibited by applicable law, establish such rules or regulations for the conduct of meetings of the sole shareholder as the Board or the chairman, as the case may be, shall deem necessary, appropriate or convenient.

ARTICLE III

Directors

1. General Powers: All corporate powers shall be exercised by or under the authority of, and the business affairs and operations of the bank shall be managed by or under the direction of, the Board of Directors, except as otherwise provided by applicable law or in the articles of incorporation.

2. Number, Tenure, and Qualification: The Board shall consist of not less than five nor more than thirty members and the number of members shall be fixed and determined from time to time by a resolution of the majority of the full board or by resolution of the sole shareholder. Each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director. Each director shall hold office until his or her death, resignation, retirement, removal, disqualification, or his or her successor is elected and qualified. Unless otherwise permitted by applicable law, not less than three-fourths of the directors shall be citizens of the United States of America and satisfy the eligibility requirements for bank directors imposed by federal law and Chapter 53C of the North Carolina General Statutes or any successor thereto. In addition, a director must do either of the following: (i) appoint an agent in Wake County, North Carolina, for service of process; or (ii) consent, on a form satisfactory to the North Carolina Commissioner of Banks, to the following: that the North Carolina Commissioner of Banks may serve as the director’s agent for service of process and that the director consents to jurisdiction in Wake County, North Carolina, but only for purposes of any action or proceeding brought by the North Carolina Commissioner of Banks.

3. Election of Directors: Except as provided in Section 5 of this Article, directors shall be elected at the annual meeting of the sole shareholder of the bank.

4. Removal: Any director may be removed from office by the bank’s sole shareholder with or without cause.

5. Vacancies: A vacancy occurring on the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by a majority of the remaining directors. The bank’s sole shareholder may elect a director at any time to fill a vacancy not filled by the directors. In addition, at any meeting of the sole shareholder, the shareholder may authorize not more than two additional directorships which may be left unfilled to be filled in the discretion of the Board during the interval between shareholders’ meetings. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

6. Compensation: The Board of Directors may compensate non-management directors for their services as such and may provide for the payment of expenses incurred by all directors, as appropriate, in connection with such services.

7. Director Retirement: A director, upon reaching age seventy-two, shall retire as a director effective as of the end of that calendar year without any further action by the sole shareholder or the Board of Directors.

8. Chairman of the Board; Vice Chairmen: There shall be a Chairman of the Board of Directors elected by the directors from their members. The Chairman may also be the Chief Executive Officer of the bank. The Chairman shall preside at all meetings of the Board of Directors and shall perform such other duties as may be incident to the office of Chairman or as may be directed by the Board. There may also be one or more Vice Chairmen of the Board of Directors elected by the directors from their members. Such Vice Chairman or Vice Chairmen shall perform such other duties as may be incident to the office of Vice Chairman or as may be directed by the Board. The Chairman or any Vice Chairman may be removed solely by the Board.

9. Executive Committee: The Board of Directors shall appoint an Executive Committee comprised of not less than three members of the Board. The Executive Committee shall have such powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law. Without limiting the foregoing, to the extent permitted by applicable law and authorized by the Board of Directors, the Executive Committee shall have and may exercise, during the intervals between the meetings of the Board, all the powers and authority of the Board of Directors in the management of the business affairs and operations of the bank.

10. Audit Committee: The Board of Directors shall appoint an Audit Committee, comprised solely of not less than three independent directors. Members of the Audit Committee shall be elected by a majority of the Board and in compliance with Section 363 of the Federal Deposit Insurance Corporation Rules and Regulations. The Audit Committee shall have such other powers and duties as may be stated in its charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

11. Other Committees: The Board of Directors may appoint such other committees of the Board (including a Trust Committee, a Compensation Committee, a Risk Committee and a Loan Committee) as: (i) the Board shall deem appropriate for the safe and sound operation of the bank in a manner consistent with applicable law and regulations; (ii) as required by the North Carolina Commissioner of Banks; or (iii) as may be required by applicable law. Members of such committees shall be elected by a majority of the Board. Each committee shall have a minimum of three members. Each such committee shall have such powers and duties as may be stated in such committee’s charter, if any, or as may be prescribed from time to time by the Board, subject to any restrictions imposed by applicable law.

12. Advisory Directors: The Board of Directors may also appoint local advisory directors as it deems useful to the business of the bank; provided, however that the local advisory directors shall in no way be deemed to be directors serving on the Board of Directors.

13. General Committee Matters: Each committee member serves at the pleasure of the Board of Directors. The provisions in these bylaws governing meetings, action without meetings, notice, waiver of notice, quorum and voting requirements of the Board apply to committees of the Board established under this Article.

ARTICLE IV

Meetings of Directors

1. Regular Meetings: Regular meetings of the Board of Directors and the committees thereof may be held without notice of the date, time, place or purpose of the meeting, either inside or outside the State of North Carolina, as the Board of Directors shall determine in accordance with North Carolina law. Minutes of all board and committee meetings, regular or special, shall be kept and maintained by the bank, and all such minutes shall be submitted to the Board for its review at or prior to its next meeting and for approval at such meeting as required by applicable law.

2. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or the Secretary of the bank, or at the request of three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the articles of incorporation or the bylaws.

3. Waiver of Notice: A director may waive notice of any meeting before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. In addition, attendance at or participation by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not later vote for or assent to action taken at the meeting.

4. Quorum: A majority of the number of duly elected or appointed directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

5. Adjournment: Any duly convened regular or special meeting may be adjourned to a later date or time without further notice.

6. Manner of Acting: Except as otherwise provided in the articles of incorporation or by applicable law, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7. Presumption of Assent: A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he or she files written notice of his or her dissent or abstention with the presiding officer of the meeting before its adjournment or with the Secretary immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

8. Action without Meeting: Action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without meeting may be in electronic form and delivered by electronic means.

9. Attendance by Electronic, Telephonic or Similar Means: Unless otherwise provided by the articles of incorporation, the bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE V

Officers

1. Title and Number: The officers of the bank may consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Chief Administrative Officer, a Chief Risk Officer, one or more Senior Executive Vice Presidents, one or more Regional Presidents, one or more Executive Vice Presidents, a Secretary, a Treasurer, a

Controller, and such Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect or as may otherwise be elected pursuant to this Article. Any two or more offices may be held by the same person, except that no individual may act in more than one capacity where action of two or more officers is required.

2. Election and Term: The officers of the bank shall be elected by the Board of Directors or by a duly designated committee of the Board. Each officer shall hold office until a successor is elected and qualified, or until his or her resignation, retirement, death, removal or disqualification.

3. Removal: The Board of Directors may remove or terminate any officer at any time with or without cause. In addition, any officer other than the Chief Executive Officer may be removed or terminated at any time with or without cause by a duly designated Board committee or by a superior officer. Removal, resignation or termination of an officer shall be without prejudice to the contract rights, if any, of the person so removed.

4. Compensation: The compensation of all officers of the bank shall be fixed by the Board of Directors or by or under the direction of a duly designated committee of the Board or other officer or officers designated by the Board.

5. Chief Executive Officer: The Chief Executive Officer shall have full executive powers, shall be the principal executive officer of the bank, shall have and exercise all powers, duties and authority incident to the office of Chief Executive Officer or as prescribed by the Board and shall, subject to the direction and control of the Board, supervise, direct and control the management of the bank in accordance with these bylaws. The Chief Executive Officer may also serve as Chairman of the Board in accordance with Article III, Section 8.

6. Other Officers: Each officer other than the Chief Executive Officer shall have such title or titles, perform such duties and exercise such powers as may be incident to his or her office or prescribed by the Board, a duly designated committee of the Board or the Chief Executive Officer.

7. Bonds: To the extent required by law, the bank shall require security in the form of a bond for the fidelity and faithful performance of duties by its officers and employees. The bond shall be issued by a bonding company authorized to do business in the State of North Carolina and upon such form as may be approved by the North Carolina Commissioner of Banks. Except as otherwise required by the North Carolina Commissioner of Banks or applicable law, the amount, form, and terms of the bond shall be such as the Board of Directors may require. The premium for the bond is to be paid by the bank.

ARTICLE VI

Contracts, Loans and Deposits

1. Contracts: The Board of Directors may authorize such officers as it deems appropriate to enter into any contract or execute and deliver any instrument on behalf of the bank, and such authority may be general or confined to specific instances. In addition, unless the Board determines otherwise, each officer of the bank shall have such authority as may be incident to his or her particular office to enter into contracts and execute and deliver instruments on behalf of the bank.

2. Loans: No loans shall be contracted on behalf of the bank, as debtor, and no evidence of indebtedness on behalf of the bank shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

3. Checks and Drafts: All checks, drafts or other orders for the payment of money issued in the name of the bank shall be signed by such officer(s), employee(s), or agent(s) of the bank and in such manner as shall from time to time be determined by the Board of Directors or the Chief Executive Officer.

4. Deposits: All funds of the bank not otherwise employed shall be deposited from time to time to the credit of the bank in such depositories as may be selected by the Board of Directors by resolution.

ARTICLE VII

Certificates for Shares and Their Transfer

1. Certificates for Shares and Stock Transfer Records: The Board of Directors may authorize the issuance of some or all of the shares of the bank without issuing certificates to represent such shares. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by: (i) the Chairman of the Board, the Chief Executive Officer, the President or a Senior Executive Vice President; and (ii) the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified and entered into the stock transfer records of the bank. When shares are represented by certificates, the bank shall issue and deliver to each shareholder to whom such shares have been issued or transferred, certificates representing the shares owned by such shareholder. When shares are not represented by certificates, then, within a reasonable time after the issuance or transfer of such shares, the bank shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

2. Transfer of Shares: Transfers of shares shall be made and recorded on the stock transfer records of the bank only: (i) by the record holder thereof or by his, her or its duly authorized agent, transferee or legal representative; and (ii) in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the bank for any purpose until it shall have been made and recorded on the stock transfer records of the bank by an entry showing from and to whom transferred.

3. Lost, Stolen or Destroyed Certificates: The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, stolen or destroyed, upon receipt of a written statement of such fact from the person claiming that the certificate has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board may require the claimant or his, her or its legal representative to give the bank a bond in such sum and with such surety or other security as the Board may direct to indemnify the bank against loss from any claim with respect to the certificate claimed to have been lost, stolen or destroyed; or the Board may, by resolution, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII

Indemnification of Officers and Directors

1. Right to Indemnification: Any person who at any time hereafter serves or heretofore has served: (i) as an officer, director or advisory director of the bank; (ii) at the request of the bank as a director, advisory director, officer, partner, or trustee (or in any position of similar authority, by whatever title known) of any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or (iii) as a trustee or administrator under any employee benefit plan, shall have a right to be indemnified by the bank to the fullest extent permitted by law against:

(a) All liability and expenses, including without limitation costs and expenses of litigation and reasonable attorney’s fees, actually and reasonable incurred by him or her in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, and whether or not brought by or on behalf the bank or by or on behalf of any third party, outsider or any other person, seeking to hold him or her liable by reason of or arising out of his or her status or his or her activities in any of the foregoing capacities; and

(b) Liability incurred by him or her for any judgments, money decrees, fines, penalties or amounts paid in settlement in connection with or as a consequence of any action, suit or proceeding described in (a) above;

provided, however, the bank shall not indemnify or agree to indemnify any person against any liability or expenses he or she may incur on account of his or her activities which were at the time taken known or believed by him or her to be clearly in conflict with the best interest of the bank.

2. Recovery of Expenses: Any person entitled to indemnification under this Article shall be entitled to recover from the bank his or her reasonable costs, expenses and attorneys’ fees incurred in connection with enforcing his or her right to indemnification.

3. Advancement of Expenses: Expenses incurred by a director, advisory director or officer of the bank in defending an action, suit or proceeding described above shall, at the request of such director, advisory director or officer, and subject to authorization by the Board, be paid by the bank in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, advisory director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to indemnification from the bank under this Article or otherwise.

4. Reliance: Any person who at any time after the adoption of this Article serves or has served in any of the capacities described in Section 1 herein for or on behalf of the bank shall be deemed to be doing so and to have done so in reliance upon, and as consideration for, the rights provided herein. Such rights shall inure to the benefit of the heirs and legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article.

5. Amendment: Any amendment, alteration, repeal or other change hereof limiting or restricting in any way the rights, fixed or contingent, granted hereunder shall operate prospectively only and shall not prejudice, defeat or impair any rights of any person existing at the time of such amendment, alteration, repeal or other change.

6. No Limitation on Other Rights to Indemnification: If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the bank shall nevertheless indemnify each person described in Section 1 herein to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent permitted or required by other applicable law.

7. Nonexclusivity: The entitlements to advancement of expenses and/or indemnification provided for in this Article VIII are nonexclusive and are separate from any similar rights provided under any law, agreement or otherwise.

ARTICLE IX

General Provisions

1. Dividends: The Board of Directors may from time to time declare, and the bank may pay, distributions and share dividends to its sole shareholder in the manner and upon the terms and conditions provided by N.C.G.S. §53C-4-7 and other applicable law.

2. Seal: The seal of the bank shall be in any form approved from time to time or at any time by the Board of Directors.

3. Fiscal Year: Unless otherwise ordered by the Board of Directors, the fiscal year of the bank shall be from January 1 to December 31.

4. Amendments: The Board of Directors of the bank shall have the authority, without the assent or vote of the bank’s sole shareholder, to adopt, make, alter, amend and/or rescind the bylaws or any bylaw of the bank. The bank’s sole shareholder may amend or repeal the bank’s bylaws even though the bylaws may also be amended or repealed by the Board of Directors.

5. Voting of Shares of Other Corporations: Except as otherwise directed by the Board of Directors of the bank or required by applicable law, shares of other corporations and associations held by the bank shall be voted in the manner directed by the Chief Executive Officer, the President, the Chief Operating Officer or any Senior Executive Vice President of the bank. All such officers are authorized on behalf of the bank to vote shares of other corporations and associations by proxy and to execute other instruments in connection therewith.

6. Applicability of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes: To the extent not inconsistent with or otherwise provided for in these bylaws, management of the bank’s business and regulation of its affairs shall be governed by the provisions of the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes.

7. Definitions: Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act and Chapter 53C of the North Carolina General Statutes to the extent defined therein. In addition, without limiting the effect of the foregoing, the term “applicable law” used in these bylaws shall refer to any applicable laws, rules or regulations, including the North Carolina Business Corporation Act and applicable banking laws, rules and regulations.

EXHIBIT 6 TO FORM T-1

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Branch Banking and Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.

BRANCH BANKING AND TRUST COMPANY

Dated: December 18, 2013	By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

BRANCH BANKING AND TRUST COMPANY

As of the close of business on September 30, 2013:

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	2,297,266
Securities:	36,266,512
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	2,957,184
Loans and leases net of unearned income, allowance:	111,010,768
Trading Assets:	700,357
Premises and fixed assets:	1,863,007
Other real estate owned:	273,920
Investments in unconsolidated subsidiaries and associated companies:	1,322,736
Direct and indirect investments in real estate ventures:	2,209
Intangible assets:	8,291,372
Other assets:	10,631,145
Total Assets:	175,616,476

LIABILITIES	Thousands of Dollars
Deposits	266,671,316
Federal funds purchased and securities sold under agreements to repurchase	1,091,222
Trading liabilities:	553,914
Other borrowed money:	12,521,744
Subordinated notes and debentures:	1,041,240
Other Liabilities:	5,335,501
Total Liabilities	153,879,279

EQUITY CAPITAL	Thousands of Dollars
Common Stock	24,437
Surplus	13,932,201
Retained Earnings	5,684,054
Accumulated other comprehensive income	(848,590)
Total Equity Capital	21,737,197
Total Liabilities and Equity Capital	175,616,476